EXHIBIT 23.02

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 3, 1999, except as to Note L as to which the date is February 23, 2000, included in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-90857) and related Prospectus of Intersil Holding Corporation for the registration of 3,703,707 shares of Class A Common Stock, par value $.01 per share and 200,000 Warrants to purchase Shares of Class A Common Stock.

                                                           /s/ Ernst & Young LLP

Jacksonville, Florida
March 7, 2000